EXHIBIT 10.3

WITHDRAWAL AGREEMENT

This Withdrawal Agreement (this “Agreement”) between TCMG-MA, LLC (the “Investor”), an entity wholly owned and controlled by WENDY’S/ARBY’S GROUP, INC., a Delaware corporation (the “Company”), and TRIAN FUND MANAGEMENT, L.P., a Delaware limited partnership (the “Investment Manager”), is entered into as of the 10th day of June, 2009.

WHEREAS, the Investor and the Investment Manager are parties to that certain Amended and Restated Investment Management Agreement dated as of April 30, 2007 (the “Investment Management Agreement”);

WHEREAS, the Investor has maintained the Account since December 1, 2005 (the “Contribution Date”);

WHEREAS, the Investor pays a Management Fee of 2% per annum on the Account balance and is obligated to pay certain performance fees under specified circumstances;

WHEREAS, pursuant to the Investment Management Agreement, the Investor is not permitted to withdraw any capital from the Account prior to December 31, 2010 (the “Lock-Up Period”);

WHEREAS, subsequent to the Contribution Date, the Company determined to focus its business as a “pure play” restaurant company and, accordingly, the Investor has requested the withdrawal of all of its capital in the Account and the termination of the Investment Management Agreement prior to the expiration of the Lock-Up Period in order to deploy such capital in the Company’s business; and

WHEREAS, the Investment Manager is willing to permit such withdrawal on the terms and conditions set forth in this Agreement.

In consideration of the mutual covenants contained herein, the parties hereto hereby agree as follows:

1.           All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed thereto in the Investment Management Agreement.

2.           Anything contained in the Investment Management Agreement to the contrary notwithstanding, the Investor shall be permitted to withdraw (the “Early Withdrawal”) all of the capital in the Account effective no later than June 26, 2009 (such date, as may be mutually agreed upon by the Investor and the Investment Manager on or prior to June 26, 2009, being referred to herein as the “Early Withdrawal Date”), in accordance with the terms of this Agreement.  The Early Withdrawal shall be subject to the payment by the Investor to the Investment Manager of an early withdrawal fee in the amount of $5,500,000 (the “Withdrawal Fee”).  The parties agree that the Investment Manager shall transfer the Withdrawal Fee from the Account to the Investment Manager on the Early Withdrawal Date.  The capital remaining in the

Account after the payment of the Withdrawal Fee and after giving effect to the In-Kind Distribution (as defined below) is referred to herein as the “Withdrawal Proceeds”.

3.           Payments and distributions hereunder shall be made as follows:

(a)           Subject to any legal or regulatory restrictions, on or prior to the Early Withdrawal Date, the Investment Manager may distribute in kind to the Investor (the “In-Kind Distribution”) certain securities held in the Account and mutually agreed upon with the Investor (the “In-Kind Securities”).  The In-Kind Securities shall be marketable securities, free and clear of all liens and other encumbrances, including, without limitation, any restrictions on transfer.

(b)           The Investment Manager shall deliver the Withdrawal Proceeds to the Investor in cash on the Early Withdrawal Date without any reduction, reserve, hold back or set-off.

(c)           All cash payments and In-Kind Distributions hereunder shall be paid by wire transfer of immediately available funds or by delivery of securities through DTC to the accounts specified in writing by the Investor.

4.           The Investment Manager represents and warrants to the Investor that, as of the date hereof, it has not permitted early withdrawal or redemption of any capital from either Trian Partners, L.P. or Trian Partners, Ltd. (together, the "Trian Funds") by any Relevant Investor on more favorable fee terms than those set forth in this Agreement.  The Investment Manager agrees that if, on or prior to the date hereof, any more favorable withdrawal fee terms have been afforded to any Relevant Investor with respect to any capital invested in any of the Trian Funds, then (i) the Investment Manager will promptly notify the Investor in writing of such more favorable fee terms (without disclosing the identity of the Relevant Investor) and (ii) the more favorable fee terms shall be effective retroactively with respect to the Investor.

5.           The Investor acknowledges that as of the date hereof the Account holds an interest in a Segregated Sub-Account related to Farrell Sports Concepts, Inc., a Segregated Investment.  The Investment Manager represents and warrants that such interest had a fair value of approximately $13,000 as of April 30, 2009.  In order to provide the Investor with maximum liquidity on the Early Withdrawal Date, the Investor hereby agrees and consents to the sale of such interest for cash by the Account to Trian Partners GP, L.P., an entity controlled by Nelson Peltz, Peter W. May and Edward P. Garden, on the Early Withdrawal Date at the fair value on such date of sale, unless such Segregated Investment is earlier disposed of by the Account.  For purposes of the foregoing consent, the Investor hereby assumes that the fair value of such interest on the Early Withdrawal Date will be equal to the fair value of such interest on April 30, 2009, unless otherwise informed in writing by the Investment Manager prior to the consummation of such sale.

6.           Effective on the Early Withdrawal Date, the Investment Manager consents and agrees to the forgiveness and cancellation of each of (i) that certain Amended and Restated Promissory Note dated September 24, 2008, in the principal amount of $30,000,000 made by the Company and payable to the Investor and (ii) that certain Promissory Note dated December 26, 2008, in the principal amount of $17,000,000 made by the Company and payable to the Investor.

7.           Effective from and after the Early Withdrawal Date and upon satisfaction in full of all obligations provided in this Agreement, in consideration for the withdrawal rights granted hereunder, the Investor does hereby release and forever discharge the Investment Manager and each of its officers, members, employees and affiliates from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature, character and description, known or unknown, other than any such claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action that may arise as a result of such person’s gross negligence, willful misconduct or fraud, which it owns or holds, or has at any time heretofore owned or held, or may at any time own or hold, and agrees not to bring any suit, action or proceeding, by reason of any matter, cause or thing whatsoever occurred, done, omitted or suffered to be done with respect to, or arising out of, the Investor’s investment in the Account and the management of the Account by the Investment Manager.

8.           For the avoidance of doubt, except as specifically amended hereby, the Investment Management Agreement shall remain in full force and effect until the Early Withdrawal Date, after which, provided the obligations of the parties hereunder have been fulfilled, the Investment Management Agreement shall immediately terminate and be of no further force and effect with respect to the Investor and the Investment Manager.

9.           Any notice made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or facsimile or five days after mailed by certified mail, return receipt requested, as follows:

To the Investor at:

TCMG-MA, LLC
1155 Perimeter Center West
Suite 1200
Atlanta, Georgia 30338
Attn:  General Counsel

To the Investment Manager at:

Trian Fund Management, L.P.
280 Park Avenue, 41st Floor
New York, New York 10017
Attn:  Chief Legal Officer

10.           No provision of this Agreement may be amended, modified, waived or discharged except as agreed to in writing by the parties.  The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

11.           This Agreement, together with the Investment Management Agreement (as amended hereby), constitutes the entire agreement between the parties hereto and supersedes all other prior agreements or understandings between the parties hereto pertaining to the subject matter hereof.

12.           The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.  No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party.

13.           Notwithstanding the place where this Agreement may be executed by either of the parties hereto, the parties expressly agree that all terms and provisions hereof shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and wholly performed, and to transactions wholly consummated, within that State.

14.           This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

Agreed to and accepted as of the 10th day of June, 2009.

TCMG-MA, LLC

By: /s/ NILS H. OKESON
                                               Name: Nils H. Okeson
                                               Title: SVP, General Counsel and Secretary

TRIAN FUND MANAGEMENT, L.P.

By: Trian Fund Management GP, LLC
its General Partner

By: /s/ EDWARD P. GARDEN
                                               Name: Edward P. Garden
                                               Title: Member